As filed with the Securities and Exchange Commission on December 20, 2024

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PAVMED INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-1214177
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

360 Madison Avenue, 25th Floor New York, New York 10017 (917) 813-1828	Lishan Aklog, M.D. Chairman and Chief Executive Officer PAVmed Inc. 360 Madison Avenue, 25th Floor New York, New York 10017 (917) 813-1828
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.

Jeffrey M. Gallant, Esq.
Eric T. Schwartz, Esq.

Graubard Miller
405 Lexington Avenue, 44th Floor
New York, New York 10174
Telephone: (212) 818-8800
Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant is filing this registration statement to replace its existing registration statement (No. 333-261814), which is expiring pursuant to Rule 415(a)(5). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate such registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 20, 2024

PROSPECTUS

PAVmed Inc.

$125,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS, DEBT SECURITIES AND UNITS

We may offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby, at an aggregate initial offering price not to exceed $125,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will specify the terms of the securities being offered in one or more prospectus supplements, which may also supplement, update or amend information contained or incorporated by reference in this prospectus.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our common stock is listed for trading on the Capital Market of The Nasdaq Stock Market LLC, or “Nasdaq,” under the symbol “PAVM.” We also have one series of warrants outstanding, our Series Z warrants to purchase common stock, or the “Series Z Warrants.” Our Series Z Warrants are listed for trading on the Nasdaq Capital Market under the symbol “PAVMZ.” On December 19, 2024, the last reported sale prices of our common stock and Series Z Warrants were $0.6051 and $0.015, respectively. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

The aggregate market value of our outstanding common stock held by non-affiliates is $12,193,857, based on 10,333,777 shares of our outstanding common stock held by non-affiliates and a last sale price of our common stock on December 3, 2024 of $1.18 per share. During the 12 calendar months prior to, and including, the date of this Amendment, we have sold $1,882,380 of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____, 2024

TABLE OF CONTENTS

PROSPECTUS

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $125,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain, and any prospectus supplement or issuer free writing prospectus will not contain, all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein or in any issuer free writing prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

We have proprietary rights to trademarks used in this prospectus, including PAVmed™, Lucid Diagnostics™, LUCID™, Veris Health™, VERIS™, Oncodisc™, CarpX®, EsoCheck®, EsoGuard®, EsoCheck Cell Collection Device®, Collect + Protect®, EsoCure Esophageal Ablation Device™, and PortIO™. Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “PAVmed,” the “Company,” and “we,” “us” and “our” refer to PAVmed Inc., a Delaware corporation, and its subsidiaries, including Lucid Diagnostics Inc., a Delaware corporation, or “Lucid Diagnostics,” and Veris Health Inc., or “Veris Health.”

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.pavmed.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed on March 25, 2024).

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 (filed on May 13, 2024), June 30, 2024 (filed on August 12, 2024) and September 30, 2024 (filed on November 14, 2024).

●	Current Reports on Form 8-K filed on January 8, 2024, January 30, 2024, February 9, 2024, February 16, 2024, March 8, 2024, March 14, 2024, March 14, 2024, April 26, 2024, May 7, 2024, June 20, 2024, September 16, 2024, November 21, 2024, and November 29, 2024.

●	Form 8-A filed on January 29, 2016 registering our common stock, and Form 8-A filed on April 5, 2018 registering our Series Z Warrants, under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to PAVmed Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017, telephone number (917) 813-1828. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future results and developments based on certain assumptions. All statements, other than statements of historical facts, contained in this prospectus, and in the documents incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are not guarantees of future performance and actual results and developments may differ significantly from the results and developments discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the following:

●	our limited operating history;

●	our financial performance, including our ability to generate revenue;

●	our ability to obtain regulatory approval for the commercialization of our products;

●	the risk that the FDA will cease to exercise enforcement discretion with respect to LDTs, like EsoGuard;

●	the ability of our products to achieve market acceptance;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our potential ability to obtain additional financing when and if needed;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions;

●	our ability to manage growth and integrate acquired operations;

●	the potential liquidity and trading of our securities;

●	our regulatory and operational risks;

●	cybersecurity risks;

●	risks related to the COVID-19 pandemic and other health-related emergencies;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

●	the other risks and uncertainties discussed or incorporated by reference in “Risk Factors.”

In addition, our forward-looking statements do not reflect the potential impact of any future financings, acquisitions, mergers, dispositions, joint ventures, or investments we may make. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, completely and with the understanding actual results and developments may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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OUR COMPANY

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “PAVmed,” the “Company” and “we,” “us” and “our” are to PAVmed Inc., a Delaware corporation, and its subsidiaries, including Lucid Diagnostics Inc., a Delaware corporation, or “Lucid Diagnostics,” and Veris Health Inc., or “Veris Health.”

Overview

We are a multi-product life sciences company organized to advance a pipeline of innovative healthcare technologies. Led by a team of highly skilled personnel with a track record of bringing innovative products to market, we are focused on innovating, developing, acquiring, and commercializing novel products that target unmet needs with large addressable market opportunities. Leveraging our corporate structure—a parent company that will establish distinct subsidiaries for each financed asset—we have the flexibility to raise capital at the PAVmed level to fund product development, or to structure financing directly into each subsidiary in a manner tailored to the applicable product, the latter of which is our current strategy given prevailing market conditions.

Our current focus is multi-fold. We continue to pursue commercial expansion and execution of EsoGuard, which is the flagship product of one of our subsidiaries, Lucid Diagnostics (Nasdaq: LUCD). We also are continuing to advance the commercialization of the Veris Cancer Care Platform, which is the lead product of another of our subsidiaries, Veris Health. We are focused in the immediate term on entering into strategic partnership opportunities with leading academic oncology systems to expand access to the Veris Platform, while concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Platform. In terms of other existing products and technologies, we have created an incubator-type platform where we are looking to obtain financing on a product-by-product basis as necessary to advance each asset to a meaningful inflection point along its path to commercialization. Finally, as resources permit, we will continue to explore external innovations that fulfill our project selection criteria without limiting ourselves to any target sector, specialty or condition.

Recent Developments

Business

MolDx Submission

On November 20, 2024, Lucid Diagnostics announced that it had submitted its complete clinical evidence package for its EsoGuard® Esophageal DNA Test in support of a Request for Reconsideration of Local Coverage Determination (LCD) L39256 “MolDX: Molecular Testing for Detection of Upper Gastrointestinal Metaplasia, Dysplasia, and Neoplasia” to Molecular Diagnostics Program (MolDX), administered by Palmetto GBA, a Medicare Administrative Contractor (MAC) for the Centers for Medicare & Medicaid Services (CMS), to seek coverage for EsoGuard.

The EsoGuard clinical evidence package included six new peer-reviewed publications: three clinical validation studies (two in the intended use population, one case control), two clinical utility studies, and one analytical validation study. The package was submitted as part of a request for reconsideration of the non-coverage language in the LCD to secure Medicare coverage for EsoGuard.

Publication in the American Journal of Gastroenterology

On November 7, 2024, we announced that Lucid Diagnostics’ manuscript for its multi-center ESOGUARD BE-1 study has been accepted for publication in The American Journal of Gastroenterology, the official journal of the American College of Gastroenterology, or the “ACG.” This is the fourth publication presenting clinical validation data for Lucid Diagnostics’ EsoGuard Esophageal DNA Test, and the second to demonstrate its performance in an intended-use screening population. Consistent with previous studies, EsoGuard showed high sensitivity and negative predictive value in detecting esophageal precancer (Barrett’s Esophagus, or “BE”).

The prospective, multi-center study presented data from a cohort of patients who met ACG guideline criteria for esophageal precancer screening and underwent non-endoscopic EsoGuard testing followed by traditional upper endoscopy. EsoGuard sensitivity and negative predictive value for detecting BE were approximately 88% and 99%, respectively. Specificity and positive predictive value were approximately 81% and 30%, respectively. No serious adverse events were reported.

Notice of Allowance from the USPTO

On October 15, 2024, we announced that Lucid Diagnostics received a Notice of Allowance from the United States Patent and Trademark Office, or the “USPTO,” for a patent application covering its proprietary method of using methylation of the cyclin-A1 (CCNA1) gene to help detect esophageal precancer and cancer, a key component of its EsoGuard® Esophageal DNA Test.

EsoGuard utilizes next-generation sequencing (NGS) to assess DNA methylation at 31 sites on two genes, vimentin (VIM) and cyclin-A1 (CCNA1). Such methylation has been shown to be strongly associated with conditions along the spectrum from early esophageal precancer (non-dysplastic Barrett’s Esophagus or BE), to late precancer (dysplastic BE), to cancer (esophageal adenocarcinoma). Although VIM methylation had been previously associated with gastrointestinal neoplasias, the association of CCNA1 methylation with esophageal neoplasia is novel and appears to be more specific.

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Grant from NIH

On October 10, 2024, we announced that Veris Health had been awarded a $1.8 million grant from the National Institute on Minority Health and Health Disparities, an institute of the National Institutes of Health, or “NIH.” The two-year grant will fund research to optimize and validate the Veris Cancer Care Platform for the needs of medically underserved cancer patients, in partnership with an academic cancer center. The research project, “Bridging the Gap: Enhancing Cancer Care for Underserved Populations with the Veris Health Cancer Care Platform,” will focus on patients facing language barriers, limited access to technology, and socioeconomic disparities.

Financing and Marketplace

Extension for PAVmed to Regain Compliance with Nasdaq Listing Rules

On November 8, 2024, a Nasdaq Hearings Panel, or the “Panel,” granted us an extension, until January 31, 2025, to regain compliance with the Nasdaq continued listing standards. Previously, on March 7, 2024, we received a notice from the Nasdaq Listing Qualifications Department stating that, for the prior 30 consecutive business days (through March 6, 2024), the market value of our listed securities had been below the minimum of $35 million required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2). We were provided 180 calendar days, or until September 3, 2024, to regain compliance with the rule. We did not regain compliance with the rule during the allotted time period. Accordingly, on September 10, 2024, we received a staff determination letter from the Nasdaq Listing Qualifications Department, stating that unless we timely requested a hearing before the Panel to appeal the staff determination, our securities would be subject to suspension and delisting. We timely requested a hearing before the Panel, which was held on October 29, 2024 and resulted in the extension. During the extension granted by the Panel, our common stock and Series Z warrants will continue to trade uninterrupted under the symbol “PAVM” and “PAVMZ”, respectively.

Debt Exchange and Amendments to PAVmed Convertible Notes

On November 15, 2024, we entered into an Exchange Agreement, or the “Debt Exchange Agreement,” with the holder of our outstanding Senior Secured Convertible Notes issued pursuant to that certain Securities Purchase Agreement dated as of March 31, 2022, or the “Convertible Notes.” The Debt Exchange Agreement provides for the exchange of $22,347,543 in principal amount of the Convertible Notes and interest thereon for 22,347 shares of Series C Preferred Stock (as defined below).

The consummation of the Debt Exchange Agreement is subject to customary closing conditions, including obtaining the approval of our stockholders for the issuance of the shares of common stock underlying the Series C Preferred Stock and for an increase in the number of shares of common stock we are authorized to issue to 250,000,000 shares, which the Company is seeking at a special meeting of its stockholders scheduled to be held on January 15, 2025. Assuming the closing conditions are satisfied or waived, upon consummation of the exchange, the holder of the Convertible Notes will acquire $22.347 million in shares of Series C Preferred Stock. The outstanding principal balance of the remaining Convertible Note will be approximately $6.8 million.

Under the Debt Exchange Agreement, we also agreed to the following amendments of and other terms with respect to the Convertible Note, all of which would be effective upon consummation of the exchange transaction contemplated thereby except as noted below: the conversion price under the Convertible Note will be reset to $1.068; the maturity date will be extended to December 31, 2025 (upon signing of the Debt Exchange Agreement, the maturity date was extended to January 31, 2025); any change of control will require the prior written consent of the Required Holders (as defined in the Convertible Note); we will not dispose of any of our shares of Lucid Diagnostics common stock without the prior written consent of the Required Holders, subject to limited exceptions; all payments to be made by Lucid Diagnostics under that certain management services agreement, dated as of March 12, 2018 (as amended from time to time), or the “MSA,” by and between us and Lucid Diagnostics, will be required to be made in cash; we will be required to set aside 50% of gross payments received from Lucid Diagnostics under the MSA after January 31, 2025, if at the time of receipt the VWAP of our common stock is less than the then-current fixed conversion price or floor price of the Series C Preferred Stock or if any triggering event (as discussed below), other than the failure of the Company to complete a Qualified Company Optional Redemption (as defined below) by March 31, 2025, has occurred and is continuing; we will waive our right to redeem the Convertible Note so long as any shares of Series C Preferred Stock are outstanding; the holder of the Convertible Note will waive, in part, until December 31, 2025, the financial covenants requiring that (i) the amount of the our available cash equal or exceed $8.0 million at all times, (ii) the ratio of (a) the outstanding principal amount of the Convertible Notes, accrued and unpaid interest thereon and accrued and unpaid late charges to (b) our average market capitalization over the prior ten trading days, not exceed 30%, and (iii) that the Company’s market capitalization shall at no time be less than $75 million; and so long as any shares of Series C Preferred Stock remain outstanding, the holder will be entitled to exchange all, or any portion, of the remaining Convertible Note (including any interest that would accrue thereon through the maturity date thereof) into shares of our Lucid Diagnostics common stock, at an exchange price per share of Lucid Diagnostics common stock equal to $0.85 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), so long as after giving effect to such exchange the holder would not beneficially own in excess of 9.99% of the shares of Lucid Diagnostics common stock outstanding immediately after giving effect to such exchange.

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For more information about the Series C Preferred Stock, see “Description of Capital Stock” below.

Settlement of PAVmed Debt Obligations

On November 20, 2024, we entered into a Securities Purchase Agreement, or the “Securities Purchase Agreement,” with the holder of the Convertible Notes. The Securities Purchase Agreement provides for the purchase of 2,653 shares of Series C Preferred Stock at a price of $1,000 per share, with the purchase price to be satisfied through the cancellation of $2,652,457 of unsecured debt obligations owed us to such holder.

The consummation of the Securities Purchase Agreement is subject to customary closing conditions, including obtaining the approval of our stockholders for the issuance of the shares of common stock underlying the Series C Preferred Stock and for an increase in the number of shares of common stock we are authorized to issue to 250,000,000 shares, which the Company is seeking at a special meeting of its stockholders scheduled to be held on January 15, 2025. Assuming the closing conditions are satisfied or waived, upon consummation of the purchase, the Holder will acquire $2.653 million in shares of Series C Preferred Stock.

Extension for Lucid Diagnostics to Regain Compliance with Nasdaq Listing Rules

On December 19, 2024, Lucid Diagnostics received a letter from the Nasdaq Listing Qualifications department notifying Lucid Diagnostics that it would be afforded an additional 180 calendar days (or until June 16, 2025) to regain compliance with Nasdaq’s minimum bid price requirement. Previously, on June 21, 2024, Lucid Diagnostics received a notification letter from the Nasdaq Listing Qualifications department stating that, for the prior 30 consecutive business days (through June 20, 2024), the closing bid price of Lucid Diagnostics’ common stock had been below the minimum of $1 per share required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The initial notification letter stated that Lucid Diagnostics would be afforded 180 calendar days (until December 18, 2024) to regain compliance, and that Lucid Diagnostics could be eligible for additional time. Although Lucid Diagnostics did not regain compliance within the initial 180 calendar day period, Nasdaq determined that Lucid Diagnostics was eligible for the additional 180 calendar day period to regain compliance.

Refinancing of Lucid Diagnostics’ Convertible Note

On November 22, 2024, Lucid Diagnostics closed on the sale of $22.0 million in principal amount of Senior Secured Convertible Notes, or the “Lucid 2024 Convertible Notes,” in a private placement, to certain accredited investors. The sale of the Lucid 2024 Convertible Notes was completed pursuant to the terms of a Securities Purchase Agreement, dated as of November 12, 2024, between Lucid and the investors. In connection with the closing, Lucid Diagnostics and/or its subsidiaries entered into a Registration Rights Agreement, a Guaranty, and a Security and Pledge Agreement with the investors. Lucid Diagnostics used a portion of the proceeds from the sale of the 2024 Convertible Notes to repay the Senior Convertible Note, or the “Lucid 2023 Convertible Note,” issued by Lucid Diagnostics pursuant to that certain Securities Purchase Agreement, dated as of March 13, 2023, between Lucid Diagnostics and the holder of the note. Lucid Diagnostics realized gross proceeds of $22.0 million and, after giving effect to the repayment in full of the Lucid 2023 Convertible Note, net proceeds of $18.4 million from the sale of the Lucid 2024 Convertible Notes.

Corporate History

We were incorporated in Delaware on June 26, 2014. Our business address is 360 Madison Avenue, 25th Floor, New York, New York 10017, and our telephone number is (917) 813-1828. Our corporate website is www.pavmed.com. The information contained on, or that can be assessed through, our corporate website is not incorporated by reference into this prospectus supplement and you should not consider information on our corporate website to be part of this prospectus supplement or in deciding whether to purchase our securities.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item titled “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q, if any, all of which are incorporated herein by reference, as they may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

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DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or the “DGCL,” relating to our capital stock. This summary is not complete, is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized and Outstanding Capital Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001. At a special meeting of our stockholders scheduled to be held on January 15, 2025, our stockholders will consider a proposal to increase the number of shares of common stock we are authorized to issue to 250,000,000 shares.

On March 23, 2018, we designated 1,800,000 shares of our preferred stock as Series B Convertible Preferred Stock, par value $0.001 per share, or “Series B Preferred Stock.” If the transactions contemplated by the Debt Exchange Agreement or the Securities Purchase Agreement are consummated, we will designate up to 25,000 shares of our preferred stock as Series C Convertible Preferred Stock, par value $0.001 per share, or “Series C Preferred Stock.”

As of November 25, 2024, 11,068,566 shares of our common stock were issued and outstanding. In addition, as of November 25, 2024:

●	1,233,107 shares of our common stock were issuable upon exercise of our outstanding stock options, at a weighted average exercise price of $25.04 per share.

●	795,830 shares of our common stock were issuable upon exercise of our outstanding Series Z Warrants, at an exercise price of $23.48 per share.

●	94,191 shares were issuable upon conversion of the outstanding Series B Preferred Stock. The number of shares of common stock to be issued under the Series B Preferred Stock may be greater than this amount, because dividends on the Series B Preferred Stock may be settled, at our option, through any combination of the issue of additional shares of Series B Preferred Stock, the issue of shares of our common stock, and the payment of cash, as described below.

●	384,562 shares of our common stock were issuable upon conversion of the Convertible Notes, assuming the Convertible Notes were converted in full on such date at the voluntary conversion price of $75.00 per share. The number of shares of common stock ultimately issued under the Convertible Notes may be substantially greater than this amount, if we pay the principal installment amounts and interest due under the Convertible Notes in shares of our common stock, because in such cases (and in certain other cases) the number of shares issued will be determined based on the then current market price (but in any event not more than fixed conversion price per share or less than the floor price specified in the Convertible Notes). The number of shares issued under the Convertible Notes also may be substantially greater if we voluntarily lower the conversion price, which we are permitted to do pursuant to the terms thereof.

Furthermore, as of November 25, 2024, 79,321 shares of our common stock were reserved for issuance, but not subject to outstanding stock-based equity awards, under our 2014 Long Term Incentive Equity Plan, as amended and restated, or the “2014 Plan,” and 139,863 shares of our common stock were reserved for issuance under our Employee Stock Purchase Plan, as amended and restated, or the “ESPP.” The number of shares available under the 2014 Plan will automatically increase on January 1st of each year, through (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our board of directors provides for a lesser amount. Similarly, the number of shares available for issuance under the ESPP will automatically increase on January 1st of each year, through (and including) January 1, 2031, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 2,500,000 shares, unless our board of directors provides for a lesser amount.

If the transactions contemplated by the Debt Exchange Agreement are consummated, $22,347,543 in principal amount of the Convertible Notes will be cancelled in exchange for 22,347 shares of Series C Preferred Stock. Such shares of Series C Preferred Stock will be convertible into approximately 20,924,157 shares of our common stock. The remaining Convertible Note will be convertible into 6,339,492 shares of our common stock, assuming the Convertible Note is converted in full at the voluntary conversion price of $1.068 per share (the voluntary conversion price that will be in effect upon consummation of such exchange). The number of shares of common stock ultimately issued under the remaining Convertible Note may be substantially greater than this amount for the reasons described above. In addition, if the transactions contemplated by the Securities Purchase Agreement are consummated, we will issue up to an additional 2,653 shares of Series C Convertible Preferred Stock. Such shares of Series C Preferred Stock will be convertible into approximately 2,484,082 shares of our common stock.

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As of November 25, 2024, 1,412,365 shares of Series B Preferred Stock were issued and outstanding. We may issue additional shares of Series B Preferred Stock in settlement of dividends on the issued and outstanding Series B Preferred Stock, as described below.

Common Stock

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders is paid. Our certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights, and there are no sinking fund provisions with respect to our common stock. All shares of common stock that are outstanding are fully-paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of blank check preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of our common stock. In addition, shares of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Series B Preferred Stock

The Series B Preferred stock is senior to our common stock with respect to dividends and, as described below, assets distributed in liquidation. The Series B Preferred Stock has no voting rights. The stated value of the Series B Preferred Stock is $3.00 per share. All shares of Series B Preferred Stock that are outstanding are fully-paid and non-assessable.

The Series B Preferred Stock provides for dividends at a rate of 8% per annum of the stated value per share of the Series B Preferred Stock. Dividends are payable in arrears on January 1, April 1, July 1, and October 1, 2021. Dividends accrue and cumulate whether or not declared by our board of directors. All accumulated and unpaid dividends compound quarterly at the rate of 8% of the stated value per annum. Dividends through October 1, 2021 were payable in additional shares of Series B Preferred Stock. Dividends after October 1, 2021 are payable at our election in any combination of shares of Series B Preferred Stock, cash or shares of our common stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company or Deemed Liquidation Event (as defined in the certificate of designations for the Series B Preferred Stock), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders, before any payment shall be made to the holders of our common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the stated value of the Series B Preferred Stock, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

At the holders’ election, a share of Series B Preferred Stock is convertible into a number of shares of our common stock determined by dividing the stated value of such share by the conversion price. The conversion price is $3.00, subject to adjustment for stock dividends, stock splits or similar events affecting our common stock.

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Series C Preferred Stock

As discussed above, our issuance of up to 25,000 shares of Series C Preferred Stock pursuant to the Debt Exchange Agreement and the Securities Purchase Agreement is subject to customary closing conditions, including obtaining the approval of our stockholders for the issuance of the shares of common stock underlying the Series C Preferred Stock and for an increase in the number of shares of common stock we are authorized to issue to 250,000,000 shares, which we are seeking at a special meeting of our stockholders scheduled to be held on January 15, 2025.

The Series C Preferred Stock will have a stated value of $1,000 per share, and will entitle the holder thereof to a preferred dividend at a rate of 7.875% per annum, payable quarterly in arrears. The Series C Preferred Stock will be pari passu with the Series B Convertible Preferred Stock and will be required to be senior to all of our other equity securities.

Upon liquidation, a holder of Series C Preferred Stock will be entitled to receive in cash out of our assets, before any amount would be paid to the holders of any of shares of our common stock, but pari passu with the holders of any Series B Preferred Stock then outstanding, an amount per share equal to the greater of (A) the sum of (i) 110% of the stated value (plus any accrued and unpaid dividends or other amounts then payable thereon) of such share of Series C Preferred Stock then outstanding and (ii) a ratable portion of 100% of the stated value (plus any accrued and unpaid dividends or other amounts then payable thereon) of the Series B Preferred Stock then outstanding and (B) the amount per share such holder would receive if such holder converted such share of Series C Preferred Stock into our common stock immediately prior to the date of such payment.

Each share of Series C Preferred Stock, plus accrued and unpaid dividends thereon, will be convertible at any time, in whole or in part, at the holder’s option, into shares of our common stock at an initial fixed conversion price of $1.068 per share, subject to certain adjustments.

In addition, at any time following the occurrence of certain triggering events, a holder of shares of the Series C Preferred Stock will have the right to elect to convert shares of Series C Preferred Stock into our common stock at an alternate conversion price equal to the lower of: (i) the fixed conversion price then in effect, and (ii) the lowest of (A) 80% of the VWAP of our common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable notice of conversion, (B) 80% of the VWAP of our common stock as of the trading day of the delivery or deemed delivery of the applicable notice of conversion, and (C) 80% of the average VWAP of our common stock for each of the two trading days with the lowest VWAP of our common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the delivery or deemed delivery of the applicable notice of conversion, but in the case of clause (ii), not less than $0.2136 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events). The triggering events includes events that would constitute an event of default under the Convertible Notes, in addition to our failure to complete a Qualified Company Optional Redemption by March 31, 2025. The principal consequence of a triggering event (other than a bankruptcy-related triggering event) will be to give the holder the right to elect an alternate conversion as described above. In addition, the occurrence of a triggering event (other than our failure to complete a Qualified Company Optional Redemption by March 31, 2025) will result in an increase to the dividend rate and limit our right to redeem the Series C Preferred Stock. A triggering event (other than a bankruptcy-related triggering event) will not otherwise accelerate any financial or other obligation on our part in respect of the Series C Preferred Stock.

In addition to customary adjustments for stock splits, combinations, reclassifications and similar events, if we grant, issue or sell (or enter into any agreement to grant, issue or sell) or are deemed to have granted, issued or sold, any shares of our common stock, for consideration per share less than the fixed conversion price then in effect, then immediately after such issuance, the fixed conversion price will be reduced to an amount equal to such lower price.

We will have the right to redeem all, but not less than all, of the shares of Series C Preferred Stock at a redemption price equal to 132.5% of the aggregate stated value of the Series C Preferred Stock plus all accrued and unpaid dividends and other amounts then payable thereon. We will also have an additional one-time right to redeem a portion of the shares of Series C Preferred Stock with an aggregate stated value of at least $5 million at the same redemption price. We sometimes refer to such a partial redemption as a “Qualified Company Optional Redemption.”

Upon certain changes in control of the Company, a holder of the Series C Preferred Stock will have the right to require us to redeem all, or any portion, of the holder’s shares of Series C Preferred Stock at a price equal to 132.5% of the stated value of the Series C Preferred Stock (plus any accrued and unpaid dividends or other amounts then payable thereon) or, if greater, an amount determined pursuant to the certificate of designations based on the then-current market price or the consideration payable in the change of control transaction, whichever is higher.

A holder will not have the right to convert any of the shares of Series C Preferred Stock, to the extent that, after giving effect to such conversion, such holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 9.99%, or the “Maximum Percentage,” of the shares of our common stock outstanding immediately after giving effect to such conversion. The Holder may from time to time increase or decrease the Maximum Percentage; provided that in no event could the Maximum Percentage exceed 9.99%, provided, further, that any such increase would not be effective until the 61st day after delivery of a notice to us of such increase.

We and our subsidiaries (other than Lucid Diagnostics) will be subject to certain customary affirmative and negative covenants regarding the rank of the Series C Preferred Stock, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness and the making of investments, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, transactions with affiliates and the ability to complete stock splits, among other customary matters. We also will be subject to a financial covenant requiring that we maintain our cash flow on a break-even basis.

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Dividends

We have not paid any cash dividends on our common stock to date. Any future decisions regarding dividends will be made by our board of directors. We do not anticipate paying dividends in the foreseeable future but expect to retain earnings to finance the growth of our business. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors the board of directors may deem relevant. The Convertible Notes contain, and the Series C Preferred Stock will contain, customary restrictions on the payment of dividends on our common stock. The Series B Preferred Stock is senior to our common stock in right of payment of dividends.

Anti-Takeover Provisions

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Classified Board. Our board of directors is divided into three classes, with staggered three-year terms. The number of directors in each class is as nearly equal as possible. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual meetings for our stockholders to effect a change in control of the board, because in general less than a majority of the members of the board will be elected at a given annual meeting. Because our board is classified and our certificate of incorporation does not otherwise provide, under Delaware law, our directors may only be removed for cause.

Vacancies in the Board of Directors. Our certificate of incorporation and bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director elected to fill a vacancy resulting from the death, resignation or removal of a director shall hold office until the expiration of the term of the director whose death, resignation or removal created the vacancy.

Advance Notice of Nominations and Shareholder Proposals. Our stockholders are required to provide advance notice and additional disclosures in order to nominate individuals for election to our board of directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called by the directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Limitation on Directors’ Liability and Indemnification

Our certificate of incorporation and bylaws provide that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that all directors shall be entitled to be indemnified by the company to the fullest extent permitted by law and our bylaws contain comparable provisions. Our certificate of incorporation also provides that we shall pay the expenses incurred by our directors in defending any action for which indemnification may be available, upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified. We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

These provisions could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “PAVM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued in one or more series and may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

As of the date of this prospectus, we have one series of warrants outstanding, the Series Z Warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of common stock or preferred stock, or the designation and number or amount of debt or other securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants issued under a warrant agreement, we and the warrant agent generally may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. In general, holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the expiration time, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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Series Z Warrants

The Series Z Warrants are issued under an amended and restated warrant agreement, dated June 8, 2018, between Continental Stock Transfer & Trust Company, as warrant agent, and us. In the discussion that follows, we have summarized selected provisions of the amended and restated warrant agreement. This summary is not complete. This discussion is subject to the provisions the amended and restated warrant agreement and is qualified in its entirety by reference to the amended and restated warrant agreement. You should read the amended and restated warrant agreement as currently in effect for provisions that may be important to you.

General

As of November 25, 2024, we have 11,937,455 Series Z Warrants issued and outstanding. Each Series Z Warrant entitles the registered holder to purchase one-fifteenth of one share of our common stock at a price of $23.48 per whole share, subject to adjustment as discussed below. Each warrant is currently exercisable and expires on April 30, 2025 at 5:00 p.m., New York City time.

Notwithstanding the foregoing, no Series Z Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. If a registration statement covering the shares of common stock issuable upon exercise of the Series Z Warrants is not effective when the warrants become exercisable, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the Series Z Warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average daily volume weighted average price for our common stock for the 10 trading days ending on the trading day prior to the date of exercise.

Redemption

We may redeem the outstanding Series Z Warrants (other than those outstanding prior to this offering held by certain of our senior managers, our founders and members thereof), at our option, in whole or in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●	if, and only if, the volume weighted average closing price of our common stock equals or exceeds $134.48 (subject to adjustment) for any 20 out of 30 consecutive trading days ending three business days before we send the notice of redemption, provided that the average daily trading volume in the stock during such 30-day period is at least 20,000 shares per day, and

●	if and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the Series Z Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Series Z Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

If we call the Series Z Warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average daily volume weighted average price the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

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Exercise

The exercise price and number of shares of common stock issuable on exercise of the Series Z Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Series Z Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

If a Fundamental Transaction (as defined in the amended and restated warrant agreement for the Series Z Warrants) is completed, then, upon any subsequent exercise of a Series Z Warrant, the holders of the Series Z Warrants shall have the right to receive, for each share of our common stock that would have been issuable upon exercise of a Series Z Warrant immediately prior to the occurrence of such Fundamental Transaction, at the option of each holder (without regard to the beneficial ownership limitation described below), the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of our common stock for which the Series Z Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to the beneficial ownership limitation described below).

The Series Z Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated. Within two trading days following the exercise, the holder will pay in full the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants.

Except as described above, no Series Z Warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the Series Z Warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the amended and restated warrant agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants.

No fractional shares will be issued upon exercise of the Series Z Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

We will not effect any exercise of a Series Z Warrant, and a holder shall not have the right to exercise any portion of a Series Z Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable subscription form, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% (at the election of the holder) of our common stock outstanding.

Listing, Warrant Agent and Amended and Restated Warrant Agreement

Our Series Z Warrants are traded on the Nasdaq Capital Market under the symbols “PAVMZ.”

The warrant agent and registrar for our Series Z Warrants is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

The Series Z Warrants are issued in registered form under an amended and restated warrant agreement between the warrant agent and us. The amended and restated warrant agreement provides that the terms of the Series Z Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of two-thirds of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. Notwithstanding the foregoing, we may lower the exercise price or extend the duration of the Series Z Warrants without the consent of the holders.

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DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the debt securities under one or more indentures or without the use of an indenture to the extent such issuance without an indenture is exempt under the terms of the Trust Indenture Act of 1939, as amended. If we issue the debt securities under one or more indentures, the senior debt securities will be issued under one form of indenture and the subordinated debt securities will be issued under another form of indenture, in each case, between us, as issuer, and the trustee or trustees identified in a prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Further information regarding the trustee or trustees may be provided in the prospectus supplement.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. If we issue the debt securities under an indenture, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. If we issue the debt securities without an indenture, we will so file or incorporate by reference a form of the instrument evidencing the debt securities that sets forth such terms. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement, or to the other applicable instrument evidencing the debt securities. We urge you to read the indentures and the applicable indenture supplement, or the other applicable instrument evidencing the debt securities, and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. However, the indentures, or other applicable instruments, might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures, or other applicable instruments, might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description also will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

●	the person to whom any interest on a debt security of the series will be paid;

●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

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●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, common stock, preferred stock. other debt securities and/or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	the events of default applicable to the debt securities and the rights of the trustee, if applicable, or the holders to declare the principal amount of any of the debt securities due and payable; and

●	the covenants that will apply to the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement. If we issue debt securities at a discount from their stated principal amount, then, for purposes of calculating the aggregate offering price of the offered securities issued under this prospectus, we will include only the offering price of the debt securities and not the principal amount of the debt securities.

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock, preferred stock, other debt securities and/or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the number of shares of preferred stock and common stock or amount of debt securities or other securities or property to be received upon conversion or exchange would be calculated.

The Indentures

The following outlines some of the general terms and provisions of the indentures for senior debt securities and subordinated debt securities issued under the indentures. Forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The summary of the indentures contained in this prospectus is qualified in its entirety by reference to such forms, which we urge you to read in full.

Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

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Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

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Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

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●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

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To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

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DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

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PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

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Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Capital Market, the existing trading market for our common stock and Series Z Warrants, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

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Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock and Series Z Warrants, which are quoted on the Nasdaq Capital Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

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LEGAL MATTERS

The legality of the securities offered by this prospectus has been passed upon by Graubard Miller, New York, New York. Graubard Miller and its partners own warrants to purchase shares of our common stock, which represent, in the aggregate, beneficial ownership of less than 1% of our common stock.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiaries as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	$-
FINRA filing fee	19,250
Listing fees and expenses	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Printing expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

(1)	These fees and expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Company Law, concerning indemnification of directors, officers and other persons, is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

“(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

“(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

“(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

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“(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

“(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

“(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

“(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

“(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

“(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

“(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

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PAVmed’s certificate of incorporation provides that its directors and officers shall be entitled to be indemnified by it to the fullest extent permitted by law. PAVmed shall pay the expenses incurred by its directors and officers in defending any action for which indemnification may be available, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified.

PAVmed’s bylaws provide that (a) PAVmed shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of PAVmed) by reason of the fact that he is or was a director, officer, employee or agent of PAVmed, or is or was serving at the request of PAVmed as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PAVmed, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (b) PAVmed shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of PAVmed to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of PAVmed, or is or was serving at the request of PAVmed as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PAVmed and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to PAVmed unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

PAVmed also has entered into, and intends to continue to enter into, separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws. PAVmed also maintain directors’ and officers’ liability insurance.

PAVmed’s certificate of incorporation provides that no director of PAVmed will be personally liable to PAVmed or any of its stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply (i) for any breach of the director’s duty of loyalty to PAVmed or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. PAVmed’s bylaws extend these exculpatory provisions to its officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index on page II-7.

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Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in New York, New York on December 20, 2024.

PAVMED INC.

By:	/s/ Lishan Aklog, M.D.
Name:	Lishan Aklog, M.D.
Title:	Chairman of the Board and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lishan Aklog, M.D. and Dennis M. McGrath, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Lishan Aklog, M.D.	Chief Executive Officer and Chairman	December 20, 2024
	Lishan Aklog, M.D.	of the Board (Principal Executive
Officer)

By:	/s/ Dennis M. McGrath	President and Chief Financial Officer	December 20, 2024
	Dennis M. McGrath	(Principal Financial Officer and
Principal Accounting Officer)

By:	/s/ Michael J. Glennon	Vice Chairman and Director	December 20, 2024
Michael J. Glennon

By:	/s/ Sundeep Agrawal, M.D.	Director	December 20, 2024
Sundeep Agrawal, M.D.

By:	/s/ Tim Baxter	Director	December 20, 2024
Tim Baxter

By:	/s/ Ronald M. Sparks	Director	December 20, 2024
Ronal M. Sparks

By:	/s/ Debra J. White	Director	December 20, 2024
Debra J. White

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EXHIBIT INDEX

Exhibit No.	Description
1.2*	Form of Underwriting Agreement.
3.1	Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-203569)).
3.2	Certificate of Amendment to Certificate of Incorporation, dated April 19, 2015 (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-203569)).
3.3	Certificate of Amendment to Certificate of Incorporation, dated October 1, 2018 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 2, 2018).
3.4	Certificate of Amendment to Certificate of Incorporation, dated June 26, 2019 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 27, 2019).
3.5	Certificate of Amendment to Certificate of Incorporation, dated July 24, 2020 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 27, 2020).
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K/A filed on April 20, 2018).
3.7	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 15, 2021).
4.1	Specimen Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-203569)).
4.2	Specimen Series Z Warrant Certificate (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 5, 2018).
4.3	Amended and Restated Series Z Warrant Agreement, dated as of June 8, 2018, by and between PAVmed Inc. and Continental Stock Transfer & Trust Company, as Warrant Agent (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 8, 2018).
4.4	Form of Indenture for Senior Debt Securities between the Registrant and Trustee to be designated.
4.5	Form of Indenture for Subordinated Debt Securities between the Registrant and Trustee to be designated.
4.6*	Preferred Stock Certificate of Designations.
4.7*	Warrant Agreement.
4.8*	Unit Agreement.
5.1	Opinion of Graubard Miller.
10.1*	Form of Securities Purchase Agreement.
23.1	Consent of Marcum LLP.
23.2	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (set forth on signature page).
25.1**	Statement of Eligibility of Trustee on Form T-1 with respect to the Senior Debt Indenture.
25.2**	Statement of Eligibility of Trustee on Form T-1 with respect to the Subordinated Debt Indenture.
107	Fee table.

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or by incorporation by reference through a Current Report on Form 8-K filed in connection with an offering of securities.

**	To be filed, if applicable, by amendment or pursuant to the Section 305(b)(2) of Trust Indenture Act of 1939, as amended.

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